October 3, 2017 New York Investor and Analyst Day

Investor and Analyst Day // New York Forward Looking Statements and Non-GAAP Measures 2 In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the company's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price or debt amount. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC or in the appendix to this presentation. The calculation of implied equity value is derived from an estimated blended capitalization rate (“Cap Rate”) for the entire portfolio using the capitalization rate method. The estimated Cap Rate is based on recent Cap Rates of publically traded peers involving a similar blend of asset types found in the portfolio, which is then applied to Net Operating Income (“NOI”) of the company’s assets to calculate a Total Enterprise Value (“TEV”) of the company. From the TEV, we deduct debt and preferred equity and then add back working capital and the company’s investment in Ashford Inc. to derive an equity value. The capitalization rate method is one of several valuation methods for estimating asset value and implied equity value. Among the limitations of using the capitalization rate method for determining an implied equity value are that it does not take into account the potential change or variability in future cash flows, potential significant future capital expenditures, the intended hold period of the asset, or a change in the future risk profile of an asset. This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Hospitality Prime, Inc. or any of its respective affiliates, and may not be relied upon in connection with the purchase or sale of any such security.

Investor and Analyst Day // New York Management Team 3  20 years of hospitality experience  1 year with Ashford  15 years with Morgan Stanley  Cornell School of Hotel Administration, BS  University of Pennsylvania MBA RICHARD J. STOCKTON Chief Executive Officer & President  17 years of hospitality experience  14 years with Ashford  3 years with ClubCorp  CFA charterholder  Southern Methodist University BBA DERIC S. EUBANKS, CFA Chief Financial Officer  32 years of hospitality experience  14 years with Ashford (18 years with Ashford predecessor)  Pepperdine University BS, University of Houston MS, CPA MARK L. NUNNELEY Chief Accounting Officer  32 years of hospitality & legal experience  14 years with Ashford (11 years with Ashford predecessor)  University of North Texas BS, University of Houston JD DAVID A. BROOKS Chief Operating Officer, General Counsel  12 years of hospitality experience  7 years with Ashford (5 years with Ashford predecessor)  5 years with Stephens Investment Bank  Oklahoma State University BS JEREMY J. WELTER EVP of Asset Management  12 years of hospitality experience  12 years with Ashford  3 years of M&A experience at Dresser Inc. & Merrill Lynch  Princeton University AB J. ROBISON HAYS Chief Strategy Officer PRESENTER PRESENTER PRESENTER

Investor and Analyst Day // New York Ashford App and Social Media 4 Follow Ashford Inc. Chairman and Chief Executive Officer, Monty J. Bennett, on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford The Ashford App is available for free download at Apple's App Store and Google Play Store by searching "Ashford”

Investor and Analyst Day // New York Q&A 5 email questions to: questions@ashfordinc.com

Investor and Analyst Day // New York Five Guiding Principles 6 ENGAGING ETHICAL INNOVATIVE PROFITABLE TENACIOUS

VISION – RICHARD J. STOCKTON

Investor and Analyst Day // New York Strategic Overview 8 Bardessono Hotel & Spa Yountville, CA Pier House Resort Key West, FL The Ritz-Carlton St. Thomas St. Thomas, USVI Focused strategy of investing in luxury hotels and resorts Grow organically through strong revenue and cost control initiatives Grow externally through accretive acquisitions of high quality assets Targets conservative leverage of Net Debt / Gross Assets of 45% with non-recourse property debt Highly-aligned management team and advisory structure

Recent Developments

Date	Amount	Development
Jan 2017		Announced Refined Strategy & Amendment to Advisory Agreement
Mar 2017	$105M	Common Equity & Convertible Preferred Equity Raise
Mar 2017	$145.5M	Acquisition of Park Hyatt Beaver Creek
Mar 2017	$0.16	Increased Quarterly Common Dividend by 33%
May 2017	$96.5M	Acquisition of Hotel Yountville
Jun 2017		Stockholders Approve Amendment to Advisory Agreement
Jun 2017		Announced Progress on Non-Core Hotels Strategy

Refined Strategy

- Luxury focus
- Increase dividend
- 45% Net Debt / Gross Assets
- 10%-15% of gross debt in cash on-hand
- Identified non-core hotels strategy

Amended Advisory Agmt

- Removal of 1.1x multiple and tax gross up
- Change in majority no longer triggers termination fee
- Payment of $5 million to Ashford Inc.

Park Hyatt Beaver Creek





Hotel Yountville





Courtyard Philadelphia

- Upbranding to Autograph Collection by Marriott

Marriott Plano

- Listed for sale

$207 → **$212** → **$217** → **#1**

FY16 RevPAR(1) → Q1 17 RevPAR(1) → Q2 17 RevPAR(1) → RevPAR Leader

(1) TTM comparable RevPAR as reported

Investor and Analyst Day // New York

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Investor and Analyst Day // New York High-Quality Hotels in Leading Urban & Resort Markets 10 Non-Core Assets Marriott Seattle Seattle, WA Hilton Torrey Pines La Jolla, CA Bardessono Hotel & Spa Yountville, CA Pier House Resort Key West, FL Renaissance Tampa Tampa, FL Sofitel Chicago Magnificent Mile Chicago, IL Capital Hilton Washington D.C. Courtyard San Francisco San Francisco, CA Renaissance Tampa Tampa, FL Courtyard Philadelphia Philadelphia, PA Capital Hilton Washington D.C. Marriott Plano Legacy Plano, TX The Ritz-Carlton St. Thomas St. Thomas, USVI Hotel Yountville Yountville, CA Park Hyatt Beaver Creek Beaver Creek, CO Core Assets

Portfolio Overview

$251 CORE REVPAR

$217 OVERALL REVPAR

- Core **portfolio quality unparalleled** in the public lodging REIT sector
- **Geographically diversified** portfolio located in strong markets

Core	Location	Number of Rooms	TTM ADR[(1)]	TTM OCC[(1)]	TTM RevPAR[(1)]	TTM Hotel EBITDA[(1),(2)]	*% of Total*
Bardessono	Napa Valley, CA	62	$761	83%	$634	$5,152	*3.7%*
Hotel Yountville	Napa Valley, CA	80	$553	82%	$452	$6,529	*4.7%*
Ritz-Carlton St. Thomas	St. Thomas, USVI	180	$559	77%	$433	$8,815	*6.3%*
Pier House	Key West, FL	142	$417	86%	$361	$10,521	*7.5%*
Park Hyatt Beaver Creek	Beaver Creek, CO	190	$439	63%	$277	$10,198	*7.3%*
Marriott Seattle Waterfront	Seattle, WA	358	$266	86%	$230	$15,922	*11.4%*
Capital Hilton	Washington D.C.	550	$239	90%	$215	$18,577	*13.3%*
Sofitel Chicago Magnificent Mile	Chicago, IL	415	$210	83%	$174	$7,251	*5.2%*
Hilton Torrey Pines	La Jolla, CA	394	$199	84%	$168	$14,520	*10.4%*
Total Core		**2,371**	**$301**	**83%**	**$251**	**$97,487**	***69.8%***
Non-Core							
Courtyard San Francisco Downtown	San Francisco, CA	408	$266	86%	$228	$11,816	*8.5%*
Renaissance Tampa	Tampa, FL	293	$189	80%	$152	$6,567	*4.7%*
Courtyard Philadelphia Downtown [(3)]	Philadelphia, PA	499	$183	82%	$149	$12,650	*9.1%*
Marriott Plano Legacy	Dallas, TX	404	$186	72%	$134	$11,064	*7.9%*
Total Non-Core		**1,604**	**$207**	**80%**	**$166**	**$42,097**	***30.2%***
Total Portfolio		**3,975**	**$264**	**82%**	**$217**	**$139,584**	***100.0%***

(1) As of June 30, 2017
(2) Reconciliations provided in Q2 earnings release filed on 8/2/17
(3) Announced repositioning to Autograph Collection by Marriott
Note: Hotel EBITDA in thousands

Investor and Analyst Day // New York

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Investor and Analyst Day // New York Why We Focus on Luxury 12 (1) Total nominal growth from December 1987 to July 2017 Source: STR Greatest long-term RevPAR growth of 229%(1) LUXURY Second greatest long- term RevPAR growth of 150%(1) UPPER-UPSCALE 0 50 100 150 200 250 300 350 D e c -8 7 A u g -8 8 A p r- 8 9 D e c -8 9 A u g -9 0 A p r- 9 1 D e c -9 1 A u g -9 2 A p r- 9 3 D e c -9 3 A u g -9 4 A p r- 9 5 D e c -9 5 A u g -9 6 A p r- 9 7 D e c -9 7 A u g -9 8 A p r- 9 9 D e c -9 9 A u g -0 0 A p r- 0 1 D e c -0 1 A u g -0 2 A p r- 0 3 D e c -0 3 A u g -0 4 A p r- 0 5 D e c -0 5 A u g -0 6 A p r- 0 7 De c -0 7 A u g -0 8 A p r- 0 9 D e c -0 9 A u g -1 0 A p r- 1 1 D e c -1 1 A u g -1 2 A p r- 1 3 D e c -1 3 A u g -1 4 A p r- 1 5 D e c -1 5 A u g -1 6 A p r- 1 7 Luxury Class Upper Upscale Class Upscale Class Upper Midscale Class Midscale Class Economy Class R e v PA R ( In d exe d )

Investor and Analyst Day // New York Long-Term Trading Premium 13 Source: STR, SNL Top Quartile: BEE, PEB, LHO Peers: AHT, CLDT, CHSP, DRH, FCH, HT, HPT, HST, INN, RLJ, SHO The top quartile of lodging REITs (by RevPAR) have consistently had higher quality assets and traded at a premium relative to other peers over a long-term 10 year period 5.0x 7.0x 9.0x 11.0x 13.0x 15.0x 17.0x 19.0x 21.0x 23.0x 25.0x 1/3/2006 1/3/2007 1/3/2008 1/3/2009 1/3/2010 1/3/2011 1/3/2012 1/3/2013 1/3/2014 1/3/2015 Top Quartile Avg NTM EBITDA Multiple Peer Avg NTM EBITDA Multiple 2.5X PREMIUM EBITDA TRADING MULTIPLE

Investor and Analyst Day // New York 19.2% 15.9% 7.6% 6.1% 3.6% 3.5% 2.5% 2.3% 2.0% 1.7% 1.6% 1.1% 0.8% 0.5% 0.4% 0.3% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 20.00% AHT AHP HT APLE CLDT REIT Avg CHSP RLJ PEB INN HST DRH SHO XHR LHO PK Highly Aligned Management Team 14 Management has significant personal wealth invested in the Company Highly-aligned management team with among highest insider equity ownership of publicly-traded Hotel REITs REIT Avg includes: AHT, HT, APLE, CLDT, CHSP, RLJ, PEB, INN, HST, DRH, SHO, XHR, LHO, PK Source: Company filings * Insider equity ownership for Ashford Prime includes direct interests and interests of related parties 16% Insider ownership 4.5x higher than REIT industry average 4.5x Total dollar value of insider ownership (as of 9/27/17) $57M

Investor and Analyst Day // New York Internal Growth – Non-Core Asset Strategy 15 COURTYARD PHILADELPHIA DOWNTOWN Reposition Accretive Disposition Redeploy Maximize Value for Shareholders MARRIOTT PLANO LEGACY RENAISSANCE TAMPA COURTYARD SAN FRANCISCO DOWNTOWN • Under contract (1) • Sales price of ~$100M • Forward cap rate (with capex) of approximately 7.8% • Unlevered re-buy IRR of 7% • New supply concerns • Broker opinion of value resulted in forward cap rate of 9% • Announced upbranding to an Autograph Collection • To be completed by June 2019 pursuant to a PIP currently estimated to be approximately $24 million • Expected unlevered IRR of approximately 19% • Expected post-upbranding RevPAR premium of approximately $25 • Continue to explore opportunities to either reposition or sell to maximize value for shareholders • Listed for sale (1) Subject to diligence period

Investor and Analyst Day // New York External Growth – Luxury Markets 16 TOP 15 LUXURY MARKETS BY ROOMS(1) (1) Based on information provided by STR for luxury class as of May 2017 Market Hotels Rooms Las Vegas 18 26,273 New York 71 17,288 Miami 51 13,132 Los Angeles 53 11,340 Hawaii 28 8,398 San Francisco 40 7,920 Chicago 22 7,795 San Diego 31 7,691 Washington D.C. 27 7,306 Mountain Resorts 59 6,472 Orlando 8 5,418 Phoenix 14 5,238 New Orleans 24 4,963 New Jersey 35 4,793 Atlanta 14 4,486 TOP 15 LUXURY MARKETS BY REVPAR(1) Market RevPAR Hawaii $405 New York $348 California Central Coast $330 Los Angeles / Long Beach $324 San Francisco $313 Boston $282 Mountain Resorts $262 Washington D.C. $233 Austin $223 Orlando $220 Miami $210 Seattle $208 Chicago $193 Phoenix $181 Philadelphia $175 ~260,000 total luxury hotel rooms in U.S.(1)

Investor and Analyst Day // New York 0 5 10 15 20 25 30 35 40 45 50 Fundamentals Market Size Pricing Target Market Analysis(1) 17 (1) Based on internal analysis Market Size Fundamentals Pricing Desirability

Investor and Analyst Day // New York Acquisition Rationale – Hotel Yountville 18 Expected Savings by Department ROOMS OTHER DEPARTMENT SALES & MARKETING EXPENSES • Acquired 80-room Hotel Yountville in May 2017 • Announced TTM NOI cap rate at time of acquisition: 6.2% F&B ADMINISTRATIVE & GENERAL EXPENSES Stabilized Yield(2): 8% IRR(3): 10% $301K $36K $233K $302K $174K RevPAR(1): $469 (1) TTM RevPAR at time of announcement (2) Expected unlevered stabilized yield (3) Underwritten unlevered IRR

Investor and Analyst Day // New York Acquisition Rationale – Park Hyatt Beaver Creek 19  Purchased 190-room Park Hyatt Beaver Creek for $145.5 MM in April 2017  Immediately commenced PIP that found initial $230k in savings  Developing value-add program, including addition of upscale membership ski club  Club will provide ski valet, ski tuning and waxing, private locker rooms, and complimentary breakfast and lunch during ski season  Daily passes will be available for purchase to hotel guests  Planning key additions in underutilized spa and office space  Planned lobby renovation to enhance and activate space, maximize apres ski and evening beverage periods  Reviewing options for spa lease when it expires in 2018 NEED TO SELL HARD… • Acquired 190-room Park Hyatt Beaver Creek in March 2017 • Announced TTM NOI cap rate at time of acquisition: 6.0% Q2 2017 (First Full Quarter of Ownership) 19.7% 613 68% REVPAR GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW- THROUGH Concierge lounge & exclusive membership club Opportunities 7 Key additions in underutilized spa and office space • 5 traditional • 2 luxury suites Lobby renovation to enhance and activate space Changing spa manager Maximize opportunities during soft shoulder season  Acquired 190-room Park Hyatt Beaver Creek in April 2017  Developing value-add program, including addition of upscale membership ski club  Club will provide ski valet, ski tuning and waxing, private locker rooms, and complimentary breakfast and lunch during ski season  Daily passes will be available for purchase to hotel guests  Planning key additions in underutilized spa and office space  Planned lobby renovation to enhance and activate space, maximize apres ski and evening beverage periods  Reviewing options for spa lease when it expires in 2018 Opportunity to renegotiate condo / spa agreements Stabilized Yield(2): 8% IRR(3): 10% (1) TTM RevPAR at time of announcement (2) Expected unlevered stabilized yield (3) Underwritten unlevered IRR RevPAR(1): $271

Investor and Analyst Day // New York AHP SHO DRH CHSP LHO PEB Valuation Opportunity 20 (1) As reported by company earnings releases (2) Pro forma for acquisitions of Park Hyatt Beaver Creek and Hotel Yountville TEV / 2018E EBITDA MULTIPLE(3),(4) PRICE / 2018E AFFO / SHARE MULTIPLE(3),(4) TTM CAP RATE(3) Discount to average peer trading cap rate (bps) Valuation Opportunity 2016 Comparable RevPAR(1) 212 Discount to average peer trading AFFO multiple 7x Discount to average peer trading EBITDA multiple 2x Opportunity to capture significant valuation upside relative to peers and NAV #1 #2 #3 #4 #5 #6 $216 $211 $204 $190 $180 $164 (2) (3) As of September 27, 2017 (4) Based on consensus estimates 9.2% 7.8% 7.6% 7.1% 7.0% 6.7% 6.3% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.7x 11.7x 12.3x 12.4x 13.1x 13.6x 15.5x 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 5.1x 10.7x 11.2x 11.9x 12.2x 13.1x 13.9x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x

Investor and Analyst Day // New York $356 $634 $748 $861 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Current Market Cap Low End - Implied Equity Market Cap Avg - Implied Equity Market Cap High End - Implied Equity Market Cap ASHFORD PRIME PORTFOLIO (millions) Low-End High-End TTM NOI(5) $111 $111 Cap Rate(6) 7.5% 6.5% Implied Value $1,482 $1,710 NWC(7),(8) $135 $135 Preferred Equity(7) ($124) ($124) Debt(7) ($859) ($859) Implied Equity Mkt Cap $634 $861 Intrinsic Value(1),(2) 21 Valuation Disconnect $356M Current Equity Market Cap(3) $748M Implied Equity Market Cap(4)  $391M Implied Equity Value Upside (1) See valuation methodology disclaimer (2) Excludes termination fee (3) As of September 27, 2017 (4) Based on average of estimated cap rates (5) See GAAP reconciliation in appendix (6) Based on current implied cap rates of publicly traded peers (7) As of June 30, 2017; Adjusted for Hilton JV (8) Investment in Ashford Inc. at market value as of September 27, 2017 -- 110% Increase

Investor and Analyst Day // New York Hurricane Irma Update 22 Accepting reservations and has resumed limited operations PIER HOUSE RESORT Working with insurers to assess the damage and will be examining the implementation of a planned renovation program THE RITZ-CARLTON ST. THOMAS Online reservations suspended at least until October 2018 while the resort remains open to walk-ins and groups and currently has approximately 80 guest rooms available Working with insurers to assess the damage and will be examining the implementation of a planned renovation program All Ashford Prime hotels have comprehensive property, casualty, flood and business interruption insurance. Expect uncovered losses of ~$5M.

Asset Management – JEREMY J. WELTER

Investor and Analyst Day // New York What We Do 24 • We optimize the performance, strategic positioning, and value of our hotels • Ashford’s Asset Management Group houses specialists across multiple disciplines • Deployment structure allows for more focused asset management Disciplines REVENUE OPTIMIZATION Bonus based on RevPAR index ASSET MANAGEMENT Bonus based on GOP flow-through, guest satisfaction scores, and RevPAR index STRATEGIC VALUE ENHANCEMENT CAPITAL MANAGEMENT/ENERGY RISK MANAGEMENT PROPERTY TAX How We Do It

Investor and Analyst Day // New York Asset Management Overview 25 TEAM • 1 - EVP • 10 - Asset managers • 2 - Revenue optimization • 3 - Risk & Insurance • 4 - Capex specialists • 2 - Legal • 1 - Property tax specialist • 4 - Analysts MEETINGS WITH PROPERTY MANAGEMENT • Asset manager has a weekly meeting with hotel leadership ― Revenue trends ― Expense management ― Special projects • Twice annual portfolio meetings PROPERTY SITE VISITS • 4 times a year • Full day meetings ― Revenue ― Market share ― Expenses ― Guest satisfaction ― Asset care REVENUE OPTIMIZATION • Monthly meetings ― All channels & segments of business • Annual business transient/ corporate negotiated RFP discussions • Annual budget guidance, meetings, and revenue discussions • Team tests and implements revenue enhancement and upsell opportunities STAFFING AND EXPENSES Asset Management Team: • Interviews / approvals of hotel leadership candidates • Benchmarks hourly productivity and leadership org charts • From time to time engages consultants for time and motion studies • Ensures hotels are evaluating and negotiating hotel level contracts for favorable terms PROPERTY TAX APPEALS • Dedicated professional on the team with sole responsibility to monitor and appeal tax assessments

Investor and Analyst Day // New York 26 Asset Management Overview (cont.) BRAND NEGOTIATIONS • Branding decisions, negotiations, and extensions • Brand related PIPs and capital directives • Asset management team members serve on brand owner advisory committees • Respond to all brand development proposals • Attend brand conferences and maintain relationships with key stakeholders CAPITAL DECISIONS • Set capital budgets • Prioritize projects • Address emergency capital needs • Manage energy procurement and energy ROI projects • Administer comprehensive preventative maintenance audit program RISK / INSURANCE TEAM • 3 dedicated professionals • Manage emergency responses to crises or disaster situations • Proactively address chronic risk points within hotels

Investor and Analyst Day // New York Past Operating Performance Relative to Peers 27 RevPAR Growth 2.4% 4.3% 2.4% 1.7% 1.3% 0.4% Hotel EBITDA Growth 3.7% 5.0% 2.2% 2.5% 0.2% -1.6% 0.4% -0.6% 2.9% -2.9% 2016 2.5% 0.8% 2.1% -5.2% 2016 Q3 2016 Q4 2017 Q1 2017 Q2 Peers: CHSP, PEB, DRH, LHO, SHO • Prime has outperformed its REIT peers 3 of the past 4 years and each of the past 4 quarters (Prime results in green; REIT averages in black)

Investor and Analyst Day // New York Case Study – The Ritz-Carlton St. Thomas 28 MAKE CHART RATHER THAN TABLE; INCLUDE EBITDA FLOWTHROUGH 2016 (1st Full Year of Ownership) 450 83% RPI INCREASE (BPS) HOTEL EBITDA FLOW-THROUGH Ritz Carlton St. Thomas Quarterly Performance 2016 Q1 2016 Q2 2016 Q3 2016 Q4 2017 Q1 2017 Q2 GOP Flow % 114.1% 135.1% 55.4% 17.9% 2.1% 84.7% RPI % Change 1.5% -1.4% 12.7 4.5 0.8 3.7 Acquired in December 2015 from Marriott Going-in TTM NOI cap rate of 10% Performance has been strong despite zika headwinds Top resort in U.S. Virgin Islands 129% 153% 96% 83% 66% 81% -150% -100% -50% 0% 50% 100% 150% 200% 250% -9% -6% -3% 0% 3% 6% 9% 12% 15% 2016 Q1 2016 Q2 2016 Q3 2016 Q4 2017 Q1 2017 Q2 C u m u la ti ve F lo w -T h ro u g h % Y o Y % C h a n g e EBITDA Flow-Through % RPI % Change

Investor and Analyst Day // New York Case Study – Hilton La Jolla Torrey Pines 29 ADD CASE STUDY ON TORREY PINES LEASE EXTENSION, RESORT FEE REVENUE, PROFITABILITY, AND IMPLEMENTED REVENUE STRATEGIES • In June 2017 announced ground lease extension up to 2087 • Began charging $22 resort fee to all guests in 2016 YTD June 2017 5.9% 489 103% REVPAR GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW- THROUGH Resort Fee Profitability $1.1M $736K 92.3% SINCE INITIATION IN 2016(1) 2017 YTD 2017 RESORT FEE MARGIN (1) Since initial implementation in February 2016 through December 2016

Investor and Analyst Day // New York Case Study – Pier House Resort 30 Ashford Prime acquired in early 2014 2015 2.5% 255 86% RPI GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW-THROUGH 2016 4.9% 170 206% RPI GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW- THROUGH Pier House Resort Performance 2015 2016 2017 YTD RPI % Change 2.1% 4.0% 2.9% RevPAR $357.88 $361.08 $403.42 Total Revenue % Change 5.8% 1.0% 2.1% GOP Flow % 73.4% 195.1% 89.6% YTD June 2017 3.4% 125 108% RPI GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW- THROUGH Q1 Q2 Q3 Q4 2017 RPI % Change 4.4% 1.0% 2016 RPI hange 0.8 3.9 8.4% 4.5% Remington has demonstrated the ability to achieve considerable upside especially when replacing a small, owner/operator

Investor and Analyst Day // New York Case Study – Bardessono Hotel & Spa 31 • Acquired in July 2015 and installed affiliated property manager Remington • Proven ability to outperform 2016 (First Full Year of Ownership) 10% 518 242% REVPAR GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW- THROUGH YTD June 2017 5.5% 123 144% REVPAR GROWTH HOTEL EBITDA MARGIN INCREASE (BPS) HOTEL EBITDA FLOW- THROUGH

Investor and Analyst Day // New York Opportunity – Bardessono Resort and Spa 32  Received approval to construct luxury villa consisting of 3 large keys, hospitality suite and private auto court  Favorable ground lease amendment to capture adjacent parcel  Unsatisfied demand for large luxury rooms  Appeals to celebrities, wedding parties, couples traveling in pairs, families, high-end board meetings, and executive retreats  As part of transaction, Ashford is getting additional 10 years on existing ground lease Project Location SEE RICHARD’S SLIDE IN PRINTOUT (SLIDE 14), MAKE SURE THAT WE ARE NOT REPEATING AND THAT WE ARE GOING IN TO MORE DETAIL • Received approval to construct luxury villa consisting of 3 large keys, hospitality suite, and private auto court • Expected completion by August 2018 • Appeals to celebrities, wedding parties, high-end board meetings, and executive retreats • 10-year extension on existing ground lease; Expires on October 31, 2115 (includes options) $475 $495 $515 $535 $555 $575 $595 $615 $635 $655 2013 2014 2015 2016 2017 TTM Consistent YoY RevPAR Growth +26.7% increase in RevPAR since Jan. 2013 Expected Performance - Additional Keys $8.2M ~$5M EXPECTED VALUE ENHANCEMENT ESTIMATED COST ~$1,150 ~50% PROJECTED ADR ADR PREMIUM TO CURRENT KEYS ~20% EXPECTED UNLEVERED IRR

Investor and Analyst Day // New York Opportunity – Marriott Seattle Waterfront 33  Lobby renovation, including new front desk, and expanded market to replace lost gift shop  Addition of M Club and 3 guest rooms in former concierge lounge  Expanded market provides revenue generation at product cost with no staff  M Club provides incremental revenue and profits due to ability to upsell at check-in and premium rooms not restricted to concierge floor o Only M club with private outdoor patio  3 guest rooms most beneficial during high/cruise season (May-October) when hotel often sells out Market M Club (1) Profits Profits Expected Year 1 $80K $160K Added 3 keys Number of Sell Out Days1 May June July August September October 2017 10 15 16 UPDATE UPDATE 2016 5 7 11 5 6 0 2015 1 13 8 10 7 1 77% 78% 79% 80% 81% 82% 83% 84% 85% 86% 87% 2013 2014 2015 2016 2017 TTM Consistent Occupancy Growth YoY 11% increase in occupancy from 2013 Recently completed M club and market pantry (1) Incremental profit relative to concierge lounge predecessor (2) Based on >98% daily occupancy (3) May – October (4) May – September (estimated) • 7% increase in shoulder season (Nov.-Feb.) occupancy from 2012-3 to 2016-7 • 53% increase in group occupancy index from 2013 to 2016 Number of Sell Out Days in High Season (2),(3) Year Days Sold Out 2015 40 2016 34 2017(4) 63

Investor and Analyst Day // New York Insurance and Risk Management(1) 34 (1) Includes property, earthquake/flood, pollution, crime, and general liability/umbrella insurance (2) Comparison of TTM insurance expenses at acquisition, grown at 3% annually, to TTM July 2017 insurance expenses (3) Projected savings Post-Acquisition Savings(2) $154K BARDESSONO HOTEL RITZ-CARLTON ST. THOMAS $114K $34K PARK HYATT BEAVER CREEK RESORT & SPA(3) • Ashford Prime has realized a 15.5% decline in insurance expenses per key over the past 2 years • Highlights a specific example of the benefits of our structure $1,000 $1,020 $1,040 $1,060 $1,080 $1,100 $1,120 $1,140 $1,160 $1,180 $1,200 Jun-15 Jun-16 Jun-17 TTM Cost per Key

Investor and Analyst Day // New York 35 Case Study – Pure Rooms • 2 Ashford Prime hotels have seen strong returns from adding PURE rooms IRR 148% COURTYARD SAN FRANCISCO DOWNTOWN(1) 32% CAPITAL HILTON (1) Utilizes June-August 2017 results due to reporting inaccuracies in prior months 40% TOTAL PORTFOLIO

Investor and Analyst Day // New York 36 Case Study – Portfolio RPI Growth • Prime has grown RPI in 2 of the last 3 years relative to its competitors and on pace to maintain cumulative RPI growth since spinoff Unprecedented RevPAR Index Growth RPI YoY % Change 2014 2015 2016 TTM July 2017 90BPS 250BPS -80BPS -60BPS • Since 2013, 190 basis point market share growth Estimated $4.5M in incremental rooms revenue

Balance Sheet – DERIC S. EUBANKS

Investor and Analyst Day // New York Conservative Capital Structure 38 45% TARGET LEVERAGE Net Debt Gross Assets (1) As of June 30, 2017 Current leverage at 45%(1) OVERVIEW Conservative capital structure Floating-rate debt provides a natural hedge to hotel cash flows Appropriate use of leverage to maximize shareholder returns The Pier House Key West, FL

Investor and Analyst Day // New York Non-Recourse Debt 39 (1) As of June 30, 2017 (2) Investment in Ashford Inc. at market value as of September 27, 2017 TOTAL ENTERPRISE VALUE(1) 100% NON-RECOURSE DEBT 100% PROPERTY LEVEL, MORTGAGE DEBT 0% CORPORATE LEVEL DEBT Non-recourse debt lowers risk profile of the platform BENEFITS Maximizes flexibility in all economic environments Long-standing lender relationships High lender interest in our high quality hotel assets The Ritz-Carlton St. Thomas St. Thomas, USVI (2) Figures in millions except per share values Stock Price (As of September 27, 2017) $9.55 Fully Diluted Shares Outstanding 37.3 Equity Value $356.4 Plus: Convertible Preferred Equity 124.1 Plus: Debt 859.1 Total Market Capitalization $1,339.6 Less: Net Working Capital (135.0) Total Enterprise Value $1,204.7

Investor and Analyst Day // New York Cash Target 40 (1) As of June 30, 2017 (2) At market value as of September 27, 2017 NET WORKING CAPITAL(1) 10-15% CASH TO GROSS DEBT TARGET 14% CURRENT CASH TO GROSS DEBT Ability to execute opportunistic investments BENEFITS Hedge against economic uncertainty Hilton Torrey Pines La Jolla, CA $3.62 NWC / SHARE Cash & Cash Equivalents $123.7 Restricted Cash 32.8 Accounts Receivable, net 17.2 Prepaid Expenses 5.5 Due from Affiliates, net (3.6) Due from Third-Party Hotel Managers, net 5.9 Investment in Ashford Inc.(2) 11.3 Total Current Assets $192.7 Accounts Payable, net & Accrued Expenses $49.4 Dividends Payable 8.4 Total Current Liabilities $57.7 Net Working Capital $135.0

Investor and Analyst Day // New York $80.0 $112.0 $191.4 $523.5 0 100 200 300 400 500 600 2017 2018 2019 2020 2021 Thereafter Fixed-Rate Floating-Rate Laddered debt maturities Active management of refinancings Debt Maturities 41 (2) 2019 NEXT HARD DEBT MATURITY 2x FCCR 4% WEIGHTED AVG INTEREST RATE OVERVIEW(1) (1) As of June 30, 2017 (2) Adjusted for Bardessono refinancing in August 2017 Note: Excludes an $8.1 million TIF note maturing in 2018 Courtyard Philadelphia Philadelphia, PA

Investor and Analyst Day // New York Value-Add Refinancings Long-Term Interest Rate Improvement Cash Flow 42 (1) As of June 30, 2017 (2) GAAP reconciliation in appendix $12M 3-PACK REFI - JAN 2017 $42M CAD(1),(2) 4.0% JUNE 2017(4) Expected Cash Flow Savings $1M BARDESSONO REFI - AUG 2017 Expected Cash Flow Savings $13M Total Expected Annual Cash Flow Savings + = 4.8% 2016 4.7% 2015 5.0% 2014 5.3% 2013 1 3 5 b p s to ta l inte res t ra te im p ro v e m e n t since 2 0 1 3 2.6x DIVIDEND COVERAGE RATIO(1),(3) 57% CAD PAYOUT RATIO(1) Bardessono Hotel & Spa Yountville, CA (3) AFFO coverage ratio (4) Adjusted for August 2017 refinance of the Bardessono Hotel & Spa

Q&A

Asset Management Panel

Investor and Analyst Day // New York Asset Management Panel 45 Steve Zunker Senior Vice President of Asset Management Eric Batis Vice President of Asset Management Elizabeth Lloyd Vice President of Asset Management Sloan Dean Senior Vice President of Revenue Optimiziation & Underwriting

Appendix

Reconciliation of Net Income (Loss) to Hotel NOI

	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016	Three Months Ended September 30, 2016	TTM Ended June 30, 2017
Net income (loss)	$ 21,607	$ 14,951	$ 12,615	$ 42,999	$ 92,172
(Income) loss from consolidated entities attributable to noncontrolling interest	(1,825)	(1,444)	(971)	(965)	(5,205)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-
Net income (loss) attributable to the Company	19,782	13,507	11,644	42,034	86,967
Non-property adjustments	-	-	1	(26,358)	(26,357)
Interest income	(10)	(10)	(10)	(9)	(39)
Interest expense	2,204	1,280	1,672	1,655	6,811
Amortization of loan cost	271	130	135	133	669
Depreciation and amortization	13,468	11,851	11,555	11,175	48,049
Income tax expense (benefit)	366	133	(21)	53	531
Non-hotel EBITDA ownership expense	465	396	379	323	1,563
Income (loss) from consolidated entities attributable to noncontrolling interest	1,825	1,444	971	965	5,205
Hotel EBITDA including amounts attributable to noncontrolling interest	38,371	28,731	26,326	29,971	123,399
Less: EBITDA adjustments attributable to noncontrolling interest	(817)	(779)	(751)	(724)	(3,071)
(Income) loss from consolidated entities attributable to noncontrolling interest	(1,825)	(1,444)	(971)	(965)	(5,205)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	-	-	-	-	-
Hotel EBITDA attributable to the Company and OP unitholders	$ 35,729	$ 26,508	$ 24,604	$ 28,282	$ 115,123
Non-comparable adjustments	562	7,729	3,333	4,561	16,185
Comparable hotel EBITDA	$ 38,933	$ 36,460	$ 29,659	$ 34,532	$ 139,584
FFE reserve	$ (5,577)	$ (5,571)	$ (5,008)	$ (5,323)	(21,479)
Comparable net operating income	$ 33,356	$ 30,889	$ 24,651	$ 29,209	$ 118,105
NOI adjustments attributable to noncontrolling interests	(2,284)	(1,885)	(1,416)	(1,386)	(6,971)
NOI attributable to the Company and OP unitholders	$ 31,072	$ 29,005	$ 23,235	$ 27,823	$ 111,134

Investor and Analyst Day // New York

47

Reconciliation of Net Income (Loss) to Cash Available for Distribution

	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016	Three Months Ended September 30, 2016	TTM Ended June 30, 2017
Net income (loss)	$ 386	$ (289)	$ 845	$ 21,322	$ 22,264
(Income) loss from consolidated entities attributable to noncontrolling interest	(1,614)	21	(536)	(2,504)	(4,633)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	343	255	95	(1,960)	(1,267)
Preferred dividends	(1,707)	(1,673)	(994)	(994)	(5,368)
Net income (loss) attributable to common stockholders	(2,592)	(1,686)	(590)	15,864	10,996
Depreciation and amortization on real estate	12,752	11,251	10,838	10,459	45,300
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(343)	(255)	(95)	1,960	1,267
Gain on sale of hotel property	-	-	-	(26,359)	(26,359)
FFO available to common stockholders and OP unitholders	9,817	9,310	10,153	1,924	31,204
Preferred dividends	1,707	1,673	994	994	5,368
Transaction and management conversion costs	2,112	4,328	(44)	63	6,459
Other (income) expense	113	157	77	78	425
Write-off of loan costs and exit fees	-	1,963	-	2,595	4,558
Unrealized (gain) loss on investments	1,563	(3,091)	879	458	(191)
Unrealized (gain) loss on derivatives	100	898	1,791	3,912	6,701
Non-cash stock/unit-based compensation	597	(1,668)	615	1,234	778
Legal, advisory and settlement costs	3	2,945	(2,862)	1,830	1,916
Contract modification cost	5,000	-	-	-	5,000
Software implementation costs	79	-	-	-	79
Adjusted FFO available to the Company and OP unitholders	$ 21,091	$ 16,515	$ 11,603	$ 13,088	$ 62,297
FFE reserve (net of noncontrolling interest)	(5,219)	(5,233)	(4,703)	(5,021)	(20,176)
Cash available for distribution to the Company and OP unitholders	15,872	11,282	6,900	8,067	$ 42,121

Investor and Analyst Day // New York

48

October 3, 2017 New York Investor and Analyst Day